Exhibit 99.1

   PHC, INC. ANNOUNCES FINANCIAL RESULTS FOR THE FIRST QUARTER OF FISCAL 2007

  Management Expects To Announce Company's Largest Contract Award beginning in
                              Third Quarter of 2007



FOR IMMEDIATE RELEASE

Company Contact:           Investor Relations Contact:
---------------            --------------------------
PHC, Inc.                           Hayden Communications, Inc.
Bruce A. Shear             Matt Hayden or Peter Seltzberg
978-536-2777      843-272-4653

FINANCIAL HIGHLIGHTS:

>>   Record first quarter revenue

>> Corporate milestone of second consecutive quarter of revenues above $10 million

>>   Net revenue increased 12.5% to $10.1 million over the same period last year

>>   23% increase in contract support revenues over the same period last year

>>   31% increase in patient days over the same period last year

>> Provision for doubtful accounts decreased 31.1% to $452,500 from $656,900 for the same period last year

Peabody, Mass., November 14, 2006 -- PHC, Inc., d.b.a. Pioneer Behavioral Health (OTC Bulletin Board: PIHC), a leading provider of inpatient and outpatient behavioral health services and pharmaceutical research, today announced its fiscal 2007 first quarter financial results, for the period ended September 30, 2006.

                                      Key Financial Indicators
                          (all numbers in thousands, except per-share amounts)
                           Q1 2007     Q1 2006      Increase     % Change
                                                                 (decrease)
Consolidated revenues     $10,062      $8,945         $1,117        12.5%
Patient care revenues     $ 7,876      $6,713         $1,163        17.3%
Pharmaceutical study
  revenues                $ 1,051      $1,306         $ (255)      (19.5%)
Contract support service
  revenues                 $1,134      $  926         $  208        22.5%
Income from operations    $   554      $  601         $  (47)       (7.8%)
Net Income*               $   283      $  384         $ (101)      (26.3%)
Earnings per share -
  Basic                   $  0.02      $ 0.02         $ 0.00           --
  Diluted                 $  0.01      $ 0.02         %(0.01)      (50.0%)

* Fully taxed for the quarter ended September 30, 2007 (Q1 2007)

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Financial Results

     Total net revenue from operations increased 12.5 percent to $10.1 million compared to $8.9 million for the first quarter last year. Net patient care revenue increased 17.3 percent to $7.9 million from the $6.7 million for the same period last year. The increase was primarily due to a 31 percent increase in patient days, and another 20 new beds at the Detroit Behavioral Institute. Revenue from pharmaceutical studies decreased 19.6 percent to $1.1 million from $1.3 million in the quarter due to inherent cyclicality and quarter-to-quarter fluctuation within this segment. Contract support services revenue provided by Wellplace increased 22.5 percent to $1.1 million for the quarter compared to $925,800 for the same quarter last year, primarily due to the start of a smoking cessation contract with a major government contractor.

     Total operating expenses for the quarter increased 14.0 percent to $9.5 million from $8.3 million during the first quarter of last year. Included in this increase was a 17 percent increase in administrative expenses which were incurred to bolster the Company's receivable collections resources and to add the appropriate level of staffing and space to support additional patients at Detroit Behavioral Institute.

     The Company's provision for doubtful accounts in the quarter decreased to $452,500 from $656,900 in the year ago same period. The percentage of bad debt expense to net patient care revenue for the quarter ended September 30, 2006 was
5.7 percent compared to 9.8 percent last year.

"Prospects for increasing our bed count, a key metric of our financial health, have never been stronger, and we believe that for fiscal 2008, we can grow this number in excess of 50 percent compared to a prior best for us of about 22 percent," commented Bruce Shear, CEO, of Pioneer Behavioral Health. "We are particularly pleased to announce one particular significant new contract underway that we anticipate signing, based on several months of negotiations, prior to the end of this calendar year. If successful, this contract would represent the largest contract in the Company's history and have a material impact on both the revenue and operating profit beginning in calendar 2007, while furthering PHC's leadership position in a critical geographic market. While we lay the groundwork for our next growth phase in fiscal 2007 and 2008, we continue to execute on our business plan as evidenced by our net revenues topping the $10 million milestone for the second consecutive quarter. Patient days increased more than 30 percent for the quarter, due to strong demand and higher bedcount in our facilities. In our largest segment, treatment services, we generated a 17.3 percent increase in revenue, despite significant ramp-up costs, primarily related to increasing our investment in the Detroit Behavioral Institute.

The increases in operating expenses included a $694,000, or 21.3 percent increase in patient treatment care expenses, and a $241,000, or 40.3 percent increase in contract support costs. Increases in administrative costs of $466,000, or 17.7 percent over last year's period were primarily due to myriad set-up and other infrastructure costs necessitated by the expansion underway at Detroit Behavioral Institute. Interest expense for the quarter decreased 22.8 percent in the quarter due to a reduction of long term debt since last year's same period.

Income from operations for the quarter was $554,000, down 7.9 percent from the $601,000 reported for the same period last year. Net income for the three months was $283,000, or $0.01 per fully diluted share (based on 19.3 million fully diluted shares) compared to net income of $384,000, or $0.02 per fully diluted share (based on 19.3 million shares) for the first quarter last year.

This year's first fiscal quarter was the first quarter in which the Company recorded an income tax provision assuming an estimated 39 percent corporate tax rate while in the prior-year quarter, the Company recorded a 20 percent tax rate for the income tax provision. Had the Company incurred the same 39 percent tax rate, net income for the first quarter of fiscal 2006 would have been $292,700, which is comparable to this year.

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
The Company reported $1.8 million in cash as of September 30, 2006, largely unchanged from June 30, 2006. Total net receivables from patient care for the first quarter of 2006, were $7.1 million, which was a 2.9 percent increase from $6.9 million at June 30, 2006. The Company's balance sheet had a current ratio of 2:1 on September 30, 2006 and stockholders' equity increased 3.1 percent to $13.8 million as of September 30, 2006 from $13.5 million as of June 30, 2006.

Mr. Shear concluded, "This was a solid start to what we believe will be a year of growth and continued profitability. In late fiscal 2007, we expect to open our Seven Hills Behavioral Institute in the fast growing metropolitan area of Las Vegas. We continue to have active and productive discussions with key constituents in the region, reinforcing our confidence in our ability to quickly fill this important facility due to strong demand and the lack of alternatives in the region. These discussions are also leading to a substantial network of supporters, further demonstrating that we continue to be a leader in the behavioral health care industry."


Teleconference Information

     The Company will host a conference call to discuss the fiscal 2007 first quarter results on Tuesday, November 14, 2006 at 4:15 p.m. Eastern Time. Interested parties within the United States can access the call by dialing 800-299-6183 and international callers may dial 617-801-9713. Please use passcode 25512706. A replay of the call also will be available until November 21, 2006 at 888-286-8010 for callers within the United States, and 617-801-6888 for international callers. Please use passcode 24225834 for the replay. This call is being webcast by CCBN, and can be accessed at PHC, Inc.'s web site at www.phc-inc.com.

     The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.fulldisclosure.com, or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents, at www.streetevents.com.

About Pioneer Behavioral Health

     Pioneer Behavioral Health operates companies that provide inpatient and outpatient behavioral health care services, clinical research and Internet- and telephonic-based referral services. The companies contract with national insurance companies, government payors, and major transportation and gaming companies, among others, to provide such services. For more information, please visit www.phc-inc.com or www.haydenir.com.


Statement under the Private Securities Litigation Reform Act of 1995:

     Statement under the Private Securities Litigation Reform Act of 1995: This press release may include "forward-looking statements" that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or the performance of the company

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

and its future plans and objectives. Various future events or factors may cause the actual results to vary materially from those expressed in any forward-looking statements made in this press release. For a discussion of these factors and risks, see the company's annual report on Form 10-K for the most recently ended fiscal year.



                               - tables follow -

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
                           PHC, INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                                  September 30,    June 30,
          ASSETS                                    2006             2006
                                                          (unaudited)
Current assets:
   Cash and cash equivalents                      $1,774,410      $ 1,820,105
   Accounts receivable, net of
     allowance for doubtful accounts of
     $3,155,365 at September 30, 2006 and
     $3,100,586 at June 30, 2006                   7,167,055        6,955,475
   Pharmaceutical receivables                      1,474,353        1,470,019
   Prepaid expenses                                  948,474          490,655
   Other receivables and advances                    907,769          751,791
   Deferred income tax asset                       2,960,768        3,110,000
                                                   _________        _________
       Total current assets                       15,232,829       14,598,045
   Accounts receivable, non-current                   35,000           40,000
   Other receivable                                   47,680           53,457
   Property and equipment, net                     1,943,734        1,799,888
   Deferred financing costs, net of
    amortization of $115,661 at September
     30, 2006 and $106,422 June 30, 2006             107,785          117,023
   Customer relationships, net of amortization
    of $290,000 at September 30, 2006 and
   $260,000 at June 30, 2006                       2,110,000        2,140,000
   Goodwill                                        2,664,643        2,664,643
   Other assets                                      555,377          571,931
                                                   _________        _________

       Total assets                              $22,697,048     $ 21,984,987
                                                 ===========     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
   Accounts payable                              $ 1,831,519     $  1,518,615
   Current maturities of long-term debt              872,518          909,057
   Revolving credit note                           1,777,931        1,603,368
   Deferred revenue                                  246,286          385,742
   Current portion of obligations under capital
     leases                                          146,660           57,881
   Accrued payroll, payroll taxes and benefits     1,632,449        1,619,672
   Accrued expenses and other liabilities          1,052,408        1,026,419
                                                   _________        _________
       Total current liabilities                   7,559,771        7,120,754
   Long-term debt                                    890,997        1,021,546
   Obligations under capital leases                   47,075           61,912
   Deferred tax liability                            325,000          325,000
                                                   _________        _________
      Total liabilities                            8,822,843        8,529,212
                                                   =========        =========
Stockholders' equity:
   Preferred Stock, 1,000,000 shares
     authorized, none issued or outstanding               --               --
   Class A common stock, $.01 par value,
     30,000,000 shares authorized, 17,953,463
     and 17,874,966 shares issued at September
     30, 2006 and June 30, 2006, respectively        179,535          178,749
   Class B common stock, $.01 par value,
     2,000,000 shares authorized, 775,760
     issued and outstanding at September 30,
     2006 and June 30, 2006, respectively,
     each convertible into one share of Class
     A common Stock                                    7,758            7,758
   Additional paid-in capital                     23,852,558       23,718,197
   Treasury stock, 199,098 shares of Class A
     common stock at September 30,
     2006 and June 30, 2006, at cost                (191,700)        (191,700)
Accumulated deficit                               (9,973,946)     (10,257,229)
                                                  ___________    _____________
Total stockholders' equity                         13,874,205      13,455,775
Total liabilities and stockholders' equity        $22,697,048     $21,984,987
                                                  ===========     ===========

            See Notes to Condensed Consolidated Financial Statements

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


                           PHC, INC. AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)
                                                      Three Months Ended
                                                         September 30,
                                                    2006               2005
   Revenues:
     Patient care, net                          $ 7,876,432       $ 6,712,980
     Pharmaceutical studies                       1,051,383         1,306,009
     Contract support services                    1,134,391           925,837
                                                 __________       ____________
       Total revenues                            10,062,206         8,944,826
                                                 __________       ____________
   Operating expenses:
     Patient care expenses                        3,955,652         3,261,911
     Patient care expenses, pharmaceutical          486,937           563,154
     Cost of contract support services              838,555           597,795
     Provision for doubtful accounts                452,525           656,887
     Administrative expenses                      3,095,455         2,629,676
     Administrative expenses, pharmaceutical        679,108           633,999
                                                 __________       ____________
       Total operating expenses                   9,508,232         8,343,422
                                                 __________       ____________

   Income from operations                           553,974           601,404
                                                 __________       ____________
     Other income (expense):
     Interest income                                 32,849            22,864
     Other income                                      (943)           10,785
     Interest expense                              (119,830)         (155,218)
                                                 __________       ____________
       Total other expenses, net                    (87,924)         (121,569)
                                                 __________       ____________
   Income before provision for taxes                466,050           479,835
   Provision for income taxes                       182,767            95,628
                                                 __________       ____________
   Net income                                   $   283,283          $384,207
                                                 ==========       ============
   Basic net income per common share            $      0.02      $       0.02
                                                ============     =============
   Basic weighted average number of shares
     outstanding                                  18,514,142        18,099,342
                                                 ===========     =============
   Fully diluted net income per common share    $       0.01     $        0.02
                                                ============     =============
   Fully diluted weighted average number of
     shares outstanding                           19,296,638        19,270,164
                                                 ===========     =============


            See Notes to Condensed Consolidated Financial Statements.


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